                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C.



                                    FORM 8-K




                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (EVENT): September 17, 1998
                        ------------------




                             THE PARTS SOURCE, INC.
               (exact name of Registrant as specified in charter)





      Florida                    1-14308                      59-3149403
------------------------     ---------------------        ------------------
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                          Identification No.)



                           1751 South Missouri Avenue
                           Clearwater, Florida 33756
                    ---------------------------------------
                    (address of principal executive offices)




                                (727) 588-0377
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.    Acquisition of Assets

         On September 17, 1998, the Company acquired the auto parts distribution center operated by A.P.S., Inc. in Ocala, Florida. The total purchase price approximated $5.3 million consisting of approximately $4.9 million of inventory and $400,000 of fixed assets. The purchase price was paid in cash at closing from the Company's credit facility.

         The Company intends to continue using this facility as an automotive distribution center for its auto parts business and for other auto parts suppliers covering the State of Florida.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         a.    Financial Statements of Businesses Acquired.

         It is impracticable at this time to provide the required financial statements for the businesses acquired in the acquisition described in Item 2 above. The Company is in the process of preparing the appropriate financial statements. It is anticipated that such financial statements will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

         b.    Pro Forma Financial Information

         No pro forma financial information with respect to the acquisition described in Item 2 above is available at this time. It is anticipated that the required pro forma financial information will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

         c.    Exhibits.

         10.1 Asset Purchase Agreement between A.P.S., Inc. and The Parts Source, Inc. dated as of August 21, 1998.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                             THE PARTS SOURCE, INC.
                                             ----------------------------------
                                             (Registrant)


Dated:   September 30, 1998                  /s/ Thomas D. Cox
                                             ----------------------------------
                                             Thomas D. Cox, President and
                                             Chief Executive Officer